AMENDMENT TO THE

                     COLUMBIA BANCORP 1987 STOCK OPTION PLAN


         THIS AMENDMENT to the Columbia Bancorp 1987 Stock Option Plan (the "Plan"), is adopted this 28th day of September, 1998 (the "Effective Date"), by Columbia Bancorp (the "Corporation").

                               W I T N E S S E T H

         WHEREAS, the Board of Directors of the Corporation has the authority to amend the Plan; and

         WHEREAS, the Board of Directors of the Corporation has duly adopted resolutions to amend the Plan as set forth herein;

         NOW, THEREFORE, the Plan is hereby amended by adding the following after the last sentence of Section 5(c), effective as of the Effective Date with respect to all options granted under the Plan, including but not limited to options outstanding as of the Effective Date:

         Notwithstanding the foregoing, if an unexercised option would become exercisable pursuant to this Section 5(c) in connection with a merger, consolidation, sale of substantially all of the assets, or any other form of corporate reorganization in which the Corporation is not the surviving entity, or a statutory share exchange in which the Corporation is not the issuer, then such option shall be exercisable as of the business day immediately preceding the effective date of the transaction.

         IN WITNESS WHEREOF, Columbia Bancorp has caused this Amendment to be executed by its duly authorized officer.


ATTEST:                                    COLUMBIA BANCORP



                                           By: /s/ John A. Scaldara, Jr.
/s/ Jindy Noor                                 -------------------------
----------------                           John A. Scaldara, Jr.
Jindy Noor                                 Corporate Secretary
                                           September 29, 1998